EXHIBIT 99.1

LHC Group Announces Third Quarter 2015 Results and Raises 2015 Revenue and EPS Guidance

LAFAYETTE, La., Nov. 4, 2015 (GLOBE NEWSWIRE) -- LHC Group, Inc. (NASDAQ:LHCG), a national provider of home health, hospice, community-based and comprehensive post-acute healthcare services, today announced its financial results for the three months and nine months ended September 30, 2015.

Financial Results for the Third Quarter

  Net service revenue for the third quarter of 2015 was $204.1 million, an increase of 8.7% compared with net service revenue of $187.7 million in the same period of 2014.
  Net income attributable to LHC Group for the third quarter of 2015 was $8.8 million, or $0.50 per diluted share, an increase of 43.3% compared with net income attributable to LHC Group of $6.2 million, or $0.36 per diluted share, in the same period of 2014.
  Total growth in admissions for all service lines for the third quarter of 2015 was 4.9% compared with the third quarter of 2014.
  Total organic growth in home health admissions for the third quarter of 2015 was 2.9% compared with the third quarter of 2014.

Commenting on the results, Keith G. Myers, LHC Group's chairman and CEO, said, "Our dedicated employees have once again exceeded expectations. Our ability to consistently deliver high-quality care to the growing number of patients, families and communities we serve is a testament to the collective talent, work ethic and experience of the growing number of healthcare professionals who make up our LHC Group family. I am extremely proud of the strong and well-balanced operating results our team delivered during the third quarter of 2015 and through the first nine months of 2015. Through three quarters in 2015, LHC Group has delivered solid results with strong volume growth combined with efficiently and effectively delivering the superior care and service expected by those we serve.

"We remain intensely focused on our strategy to grow organically in existing markets and through acquisitions and hospital joint ventures in new markets and believe that we are well positioned to be a growth and consolidation leader in the years ahead of us. On the acquisition growth front, we completed the acquisition of Halcyon Hospice on October 1, which consists of 16 hospice locations across three states with annual revenue of approximately $41 million. This acquisition increases our hospice service line revenue by 56% and is consistent with our strategy of growing our three in-home service lines of home health, hospice and community-based services."

Financial Results for the Nine Months

  Net service revenue for the nine months ended September 30, 2015, was $597.4 million, an increase of 10.6% compared with net service revenue of $540.3 million in the same period of 2014.
  Net income attributable to LHC Group for the nine months ended September 30, 2015, was $24.6 million, or $1.40 per diluted share, an increase of 50.9% compared with net income attributable to LHC Group of $16.3 million, or $0.94 per diluted share, in the same period of 2014.
  Total growth in admissions for all service lines for the nine months ended September 30, 2015, was 8.6% compared to the same period in 2014.
  Total organic growth in home health admissions for the nine months ended September 30, 2015, was 4.0% compared with the same period in 2014.

LHC Group also announces the pending acquisition of substantially all of the assets of Nurses Registry and Home Health Corp. for $5.7 million. Nurses Registry's licensed home health service area covers 16 counties in the Certificate of Need State of Kentucky. The estimated population of the licensed service area is over 765,000, with more than 101,000 over 65 years of age. Estimated annualized revenue is approximately $6.5 million. This acquisition is expected to close on November 11, 2015, and LHC Group estimates the earnings per share impact to be a negative $0.02 in the fourth quarter, including integration and transaction costs.

FY 2015 Guidance

The Company is raising its full year 2015 guidance for net service revenue to a new range of $805 million to $815 million from the previous range of $780 million to $795 million. In addition, the Company is raising its fully diluted earnings per share guidance to a new range of $1.75 to $1.85 from the previous range of $1.70 to $1.80. This guidance includes the negative impact on the fourth quarter from the Medicare Home Health Prospective Payment System for 2016 of approximately $0.02 per diluted share. This guidance also includes the recent acquisition of Halcyon Hospice and the aforementioned pending acquisition of Nurses Registry, which are anticipated to be dilutive to LHC Group's fourth quarter 2015 earnings per share by approximately $0.06 and $0.02, respectively, due to transaction and integration costs. This guidance does not take into account the impact of future reimbursement changes, if any, future acquisitions, if made, de novo locations, if opened, or future legal expenses, if necessary.

Conference Call

LHC Group will host a conference call on Thursday, November 5, 2015, at 11:00 a.m. Eastern time to discuss its third quarter 2015 results. The toll-free number to call for this interactive teleconference is (866) 393‑1608 (international callers should call (973) 890-8327). A telephonic replay of the conference call will be available through midnight on Wednesday, November 11, 2015, by dialing (855) 859‑2056 (international callers should call (404) 537-3406) and entering confirmation number 45313318. A live broadcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.LHCgroup.com. A one-year online replay will be available approximately an hour following the conclusion of the live broadcast.

About LHC Group, Inc.

LHC Group, Inc. is a national provider of post-acute healthcare services, providing quality, cost-effective healthcare to patients primarily within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of healthcare services through home health, hospice, community‑based services agencies and long-term acute care hospitals.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company's future financial performance and the strength of the Company's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group's relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
(Unaudited)

	Sept. 30,	Dec. 31,
	2015	2014

ASSETS
Current assets:
Cash	$ 61,733	$ 531
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $25,931 and $18,582, respectively	107,139	97,498
Other receivables	1,245	1,334
Amounts due from governmental entities	961	1,164
Total receivables, net	109,345	99,996
Deferred income taxes	15,833	11,381
Prepaid income taxes	2,314	3,093
Prepaid expenses	10,038	8,724
Other current assets	6,119	3,777
Receivable due from insurance carrier	550	7,850
Total current assets	205,932	135,352
Property, building and equipment, net of accumulated depreciation of $43,642 and $44,683, respectively	38,255	34,787
Goodwill	242,062	240,019
Intangible assets, net of accumulated amortization of $7,964 and $6,560, respectively	80,731	79,685
Other assets	1,907	1,896
Total assets	$ 568,887	$ 491,739
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$ 22,269	$ 19,278
Salaries, wages and benefits payable	35,447	22,466
Self-insurance reserve	9,692	6,559
Current portion of long-term debt	238	230
Amounts due to governmental entities	4,051	4,459
Legal settlement payable	550	7,850
Total current liabilities	72,247	60,842
Deferred income taxes	39,169	33,592
Income tax payable	3,415	3,415
Revolving credit facility	92,000	60,000
Long-term debt, less current portion	608	778
Total liabilities	207,439	158,627
Noncontrolling interest – redeemable	11,890	11,517
Stockholders' equity:
Common stock – $0.01 par value: 40,000,000 shares authorized; 22,221,755 and 22,015,211 shares issued in 2015 and 2014, respectively	222	220
Treasury stock – 4,775,913 and 4,734,363 shares at cost, respectively	(37,109)	(35,660)
Additional paid-in capital	113,192	108,708
Retained earnings	269,971	245,371
Total LHC Group, Inc. stockholders' equity	346,276	318,639
Noncontrolling interest – non-redeemable	3,282	2,956
Total stockholders' equity	349,558	321,595
Total liabilities and stockholders' equity	$ 568,887	$ 491,739

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net service revenue	$ 204,122	$ 187,713	$ 597,373	$ 540,261
Cost of service revenue	120,873	113,122	351,938	321,983
Gross margin	83,249	74,591	245,435	218,278
Provision for bad debts	4,809	3,974	14,873	11,699
General and administrative expenses	60,748	58,197	180,416	172,499
Operating income	17,692	12,420	50,146	34,080
Interest expense	(434)	(643)	(1,533)	(1,861)
Income before income taxes and noncontrolling interest	17,258	11,777	48,613	32,219
Income tax expense	6,148	3,924	17,097	11,199
Net income	11,110	7,853	31,516	21,020
Less net income attributable to	2,265	1,679	6,916	4,717
noncontrolling interest
Net income attributable to LHC Group, Inc.'s common stockholders	$ 8,845	$ 6,174	$ 24,600	$ 16,303

Earnings per share – basic:
Net income attributable to LHC Group, Inc.'s common stockholders	$ 0.51	$ 0.36	$ 1.41	$ 0.95

Earnings per share – diluted:
Net income attributable to LHC Group, Inc.'s common stockholders	$ 0.50	$ 0.36	$ 1.40	$ 0.94

Weighted average shares outstanding:
Basic	17,436,731	17,260,078	17,389,934	17,213,648
Diluted	17,610,953	17,356,916	17,526,687	17,289,554

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2015	2014
Operating activities
Net income	$ 31,516	$ 21,020
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	8,685	6,874
Provision for bad debts	14,873	11,699
Stock based compensation expense	3,150	3,086
Deferred income taxes	1,125	522
Impairment of intangibles	248	--
Loss on disposal of assets	680	21
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(24,643)	(12,868)
Prepaid expenses and other assets	(3,660)	280
Prepaid income taxes	779	4,005
Accounts payable and accrued expenses	19,071	(1,283)
Net amounts due to/from governmental entities	(205)	95
Net cash provided by operating activities	51,619	33,451

Investing activities
Purchases of property, building and equipment	(11,401)	(4,872)
Cash paid for acquisitions, primarily goodwill and intangible assets	(4,359)	(73,194)
Net cash used in investing activities	(15,760)	(78,066)

Financing activities
Proceeds from line of credit	64,000	72,000
Payments on line of credit	(32,000)	(30,000)
Proceeds from employee stock purchase plan	569	575
Payments on debt	(172)	(147)
Noncontrolling interest distributions	(6,372)	(5,086)
Payment of deferred financing fees	--	(900)
Excess tax benefits from vesting of restricted stock	897	124
Redemption of treasury shares	(1,449)	(923)
Purchase of additional noncontrolling interest	(275)	(359)
Proceeds from exercise of stock options	145	--
Sale of noncontrolling interest	--	193
Net cash provided by financing activities	25,343	35,477
Change in cash	61,202	(9,138)
Cash at beginning of period	531	14,014
Cash at end of period	$ 61,733	$ 4,876

Supplemental disclosures of cash flow information
Interest paid	$ 1,227	$ 1,827
Income taxes paid	$ 14,242	$ 6,946

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30, 2015
	Home		Community-	Facility-
	Health Services	Hospice Services	Based Services	Based Services	Total
Net service revenue	$ 155,047	$ 19,205	$ 10,628	$ 19,242	$ 204,122
Cost of service revenue	90,013	11,691	7,276	11,893	120,873
Provision for bad debts	3,988	51	560	210	4,809
General and administrative expenses	47,666	5,398	2,091	5,593	60,748
Operating income	13,380	2,065	701	1,546	17,692
Interest expense	(343)	(47)	(5)	(39)	(434)
Income before income taxes and noncontrolling interest	13,037	2,018	696	1,507	17,258
Income tax expense	4,602	713	297	536	6,148
Net income	8,435	1,305	399	971	11,110
Less net income attributable to noncontrolling interest	1,812	279	(29)	203	2,265
Net income attributable to LHC Group, Inc.'s common stockholders	$ 6,623	$ 1,026	$ 428	$ 768	$ 8,845
Total assets	$ 449,038	$ 41,694	$ 33,070	$ 45,085	$ 568,887

	Three Months Ended September 30, 2014
	Home		Community-	Facility-
	Health Services	Hospice Services	Based Services	Based Services	Total
Net service revenue	$ 143,675	$ 17,071	$ 8,973	$ 17,994	$ 187,713
Cost of service revenue	85,305	10,431	6,201	11,185	113,122
Provision for bad debts	3,644	269	109	(48)	3,974
General and administrative expenses	46,501	4,721	1,900	5,075	58,197
Operating income	8,225	1,650	763	1,782	12,420
Interest expense	(510)	(64)	(5)	(64)	(643)
Income before income taxes and noncontrolling interest	7,715	1,586	758	1,718	11,777
Income tax expense	3,005	521	29	369	3,924
Net income	4,710	1,065	729	1,349	7,853
Less net income attributable to noncontrolling interest	1,193	292	(8)	202	1,679
Net income attributable to LHC Group, Inc.'s common stockholders	$ 3,517	$ 773	$ 737	$ 1,147	$ 6,174
Total assets	$ 390,536	$ 34,622	$ 34,244	$ 36,229	$ 495,631

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30, 2015
	Home		Community-	Facility-
	Health Services	Hospice Services	Based Services	Based Services	Total
Net service revenue	$ 454,911	$ 54,688	$ 30,713	$ 57,061	$ 597,373
Cost of service revenue	262,604	32,634	21,632	35,068	351,938
Provision for bad debts	12,109	697	1,431	636	14,873
General and administrative expenses	141,696	15,397	6,376	16,947	180,416
Operating income	38,502	5,960	1,274	4,410	50,146
Interest expense	(1,211)	(168)	(17)	(137)	(1,533)
Income before income taxes and noncontrolling interest	37,291	5,792	1,257	4,273	48,613
Income tax expense	12,999	2,056	557	1,485	17,097
Net income	24,292	3,736	700	2,788	31,516
Less net income attributable to noncontrolling interest	5,584	778	(101)	655	6,916
Net income attributable to LHC Group, Inc.'s common stockholders	$ 18,708	$ 2,958	$ 801	$ 2,133	$ 24,600

	Nine Months Ended September 30, 2014
	Home		Community-	Facility-
	Health Services	Hospice Services	Based Services	Based Services	Total
Net service revenue	$ 417,329	$ 49,361	$ 18,259	$ 55,312	$ 540,261
Cost of service revenue	245,383	29,479	12,790	34,331	321,983
Provision for bad debts	9,968	467	507	757	11,699
General and administrative expenses	138,356	13,954	4,288	15,901	172,499
Operating income	23,622	5,461	674	4,323	34,080
Interest expense	(1,474)	(186)	(15)	(186)	(1,861)
Income before income taxes and noncontrolling interest	22,148	5,275	659	4,137	32,219
Income tax expense	8,680	1,397	83	1,039	11,199
Net income	13,468	3,878	576	3,098	21,020
Less net income attributable to noncontrolling interest	3,341	828	(12)	560	4,717
Net income attributable to LHC Group, Inc.'s common stockholders	$ 10,127	$ 3,050	$ 588	$ 2,538	$ 16,303

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Key Data:
Home-Health Services:
Locations	275	283	275	283
Acquired	2	13	3	38
De novo	0	0	2	0
Divested/Consolidated	0	4	4	14
Total new admissions	35,772	33,962	106,948	98,725
Medicare new admissions	24,114	22,970	72,851	67,086
Average daily census	36,858	35,974	36,669	35,148
Average Medicare daily census	27,278	26,615	27,255	26,217
Medicare completed and billed episodes	48,063	46,631	142,572	136,170
Average Medicare case mix for completed and billed Medicare episodes	1.00	0.99	0.98	0.98
Average reimbursement per completed and billed Medicare episodes	$ 2,492	$ 2,390	$ 2,463	$ 2,375
Total visits	1,062,446	998,533	3,094,358	2,898,616
Total Medicare visits	787,220	739,184	2,302,492	2,161,516
Average visits per completed and billed Medicare episodes	16.4	15.9	16.1	15.8
Organic growth:(1)
Net revenue	5.6%	1.1%	4.0%	1.1%
Net Medicare revenue	4.8%	-1.2%	2.8%	-0.2%
Total new admissions	2.9%	2.2%	4.0%	0.6%
Medicare new admissions	2.1%	0.8%	3.6%	0.6%
Average daily census	0.1%	-1.7%	0.1%	-4.0%
Average Medicare daily census	-0.2%	-3.1%	-0.4%	-4.4%
Medicare completed and billed episodes	1.1%	2.2%	0.8%	1.6%

Community-Based Services:
Locations	13	13	13	13
Acquired	1	0	1	6
De novo	0	0	1	1
Divested/Consolidated	0	0	1	0
Average daily census	1,307	972	1,176	571
Billable hours	318,995	291,303	927,796	606,601
Revenue per billable hour	$ 33.32	$ 30.80	$ 33.10	$ 30.10

Hospice-Based Services:
Locations	39	38	39	38
Acquired	1	0	1	6
De novo	2	1	2	1
Divested/Consolidated	0	0	1	1
Admissions	1,584	1,476	4,562	4,134
Average daily census	1,528	1,389	1,444	1,328
Patient days	140,592	127,832	394,336	362,619
Average revenue per patient day	$ 137	$ 134	$ 139	$ 136

Facility-Based Services:
Long-term Acute Care
Locations	8	8	8	8
Patient days	15,422	15,362	46,977	46,763
Average revenue per patient day	$ 1,175	$ 1,124	$ 1,163	$ 1,135

(1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.

CONTACT: Eric Elliott
         Investor Relations
         (337) 233-1307
         eric.elliott@lhcgroup.com